                                                           Exhibit No. EX-99.d.1

                                     Form of

                                CUSTODY AGREEMENT

                           Dated ______________, 2006

                                     Between

                                 UMB BANK, N.A.

                                       and

                              Cheswold Lane Funds

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

1.   Appointment of Custodian                                                1

2.   Definitions                                                             1
     (a) Securities                                                          1
     (b) Assets                                                              1
     (compliance) Instructions and Special Instructions                               1

 3.  Delivery of Corporate Documents                                         2

 4.  Powers and Duties of Custodian and Domestic Subcustodian                2
     (a) Safekeeping                                                         3
     (b) Manner of Holding Securities                                        3
     (compliance) Free Delivery of Assets                                             4
     (d) Exchange of Securities                                              4
     (e) Purchases of Assets                                                 4
     (f) Sales of Assets                                                     5
     (g) Options                                                             5
     (h) Futures Contracts                                                   6
     (i) Segregated Accounts                                                 6
     (j) Depositary Receipts                                                 6
     (k) Corporate Actions, Put Bonds, Called Bonds, Etc.                    6
     (l) Interest Bearing Deposits                                           7
     (m) Foreign Exchange Transactions                                       7
     (n) Pledges or Loans of Securities                                      8
     (o) Stock Dividends, Rights, Etc.                                       8
     (p) Routine Dealings                                                    8
     (q) Collections                                                         8
     (r) Bank Accounts                                                       9
     (s) Dividends, Distributions and Redemptions                            9
     (t) Proceeds from Shares Sold                                           9
     (u) Proxies and Notices; Compliance with the Shareholders
           Communication Act of 1985                                         9
     (v) Books and Records                                                   9
     (w) Opinion of Fund's Independent Certified Public Accountants         10
     (x) Reports by Independent Certified Public Accountants                10
     (y) Bills and Others Disbursements                                     10

 5.  Subcustodians                                                          10
     (a) Domestic Subcustodians                                             10
     (b) Foreign Subcustodians                                              10
     (compliance) Interim Subcustodians                                              11
     (d) Special Subcustodians                                              11
     (e) Termination of a Subcustodian                                      11
     (f) Certification Regarding Foreign Subcustodians                      11

 6.  Standard of Care                                                       12
     (a) General Standard of Care                                           12
     (b) Actions Prohibited by Applicable Law, Events Beyond
           Custodian's Control, Armed Conflict, Sovereign Risk, etc.        12
     (compliance) Liability for Past Records                                         12
     (d) Advice of Counsel                                                  12
     (e) Advice of the Fund and Others                                      12
     (f) Instructions Appearing to be Genuine                               13
     (g) Exceptions from Liability                                          13

 7.  Liability of the Custodian for Actions of Others                       13
     (a) Domestic Subcustodians                                             13
     (b) Liability for Acts and Omissions of Foreign Subcustodians          13
     (compliance) Securities Systems, Interim Subcustodians, Special
           Subcustodians, Securities Depositories and Clearing Agencies     13
     (d) Defaults or Insolvency's of Brokers, Banks, Etc.                   14
     (e) Reimbursement of Expenses                                          14

 8.  Indemnification                                                        14
     (a) Indemnification by Fund                                            14
     (b) Indemnification by Custodian                                       14

 9.  Advances                                                               14

10.  Liens                                                                  15

11.  Compensation                                                           15

12.  Powers of Attorney                                                     15

13.  Termination and Assignment                                             15

14.  Additional Funds                                                       15

15.  Notices                                                                16

16.  Miscellaneous                                                          16

                                CUSTODY AGREEMENT

     This  agreement made as of the date first set forth above between UMB Bank,
n.a.,  a national  banking  association  with its  principal  place of  business located at Kansas  City,  Missouri  (hereinafter  "Custodian"),  and each of the
Funds listed on Appendix B hereof,  together  with such  additional  Funds which shall be made parties to this  Agreement  by the  execution of Appendix B hereto
(individually, a "Fund" and collectively, the "Funds").

     WITNESSETH:

     WHEREAS,  each Fund is  registered  as an  open-end  management  investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS,  each Fund desires to appoint  Custodian as its  custodian for the custody of Assets (as  hereinafter  defined) owned by such Fund which Assets are to be held in such accounts as such Fund may establish from time to time; and

     WHEREAS,  Custodian is willing to accept such  appointment on the terms and conditions hereof.

     NOW,  THEREFORE,  in consideration of the mutual promises contained herein, the parties hereto,  intending to be legally bound,  mutually covenant and agree as follows:

1.   APPOINTMENT OF CUSTODIAN.

     Each Fund hereby  constitutes  and appoints  the  Custodian as custodian of
Assets  belonging  to each such Fund which have been or may be from time to time deposited with the Custodian.  Custodian accepts such appointment as a custodian and agrees to perform the duties and  responsibilities of Custodian as set forth herein on the conditions set forth herein.

2.   DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings so indicated:

     (a) "Security" or "Securities"  shall mean stocks,  bonds,  bills,  rights, script, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

     (b) "Assets" shall mean  Securities,  monies and other property held by the
Custodian for the benefit of a Fund.

     (compliance)(1)  "Instructions",  as used herein,  shall mean: (i) a tested telex, a
written  (including,   without  limitation,   facsimile  transmission)  request,
direction, instruction or certification signed or initialed by or on behalf of a
Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian  reasonably believes to be an Authorized Person; or (iii)
a communication  effected directly between an  electro-mechanical  or electronic device or system (including, without limitation, computers) on behalf of a Fund.
Instructions  in the  form of oral  communications  shall  be  confirmed  by the appropriate Fund by tested telex or in writing in the manner set forth in clause
(i) above, but the lack of such  confirmation  shall in no way affect any action taken by the  Custodian  in reliance  upon such oral  Instructions  prior to the
Custodian's receipt of such confirmation.  Each Fund authorizes the Custodian to record any and all  telephonic or other oral  Instructions  communicated  to the
Custodian.

     (compliance)(2)  "Special  Instructions",  as used herein,  shall mean  Instructions countersigned  or  confirmed  in  writing  by the  Treasurer  or  any  Assistant
Treasurer of a Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be included on the same instrument  containing the  Instructions  or on a separate  instrument  relating thereto.

     (compliance)(3)  Instructions  and Special  Instructions  shall be  delivered to the
Custodian  at the address  and/or  telephone,  facsimile  transmission  or telex number agreed upon from time to time by the Custodian and each Fund.

     (compliance)(4) Where  appropriate,  Instructions and Special  Instructions shall be continuing instructions.

3.   DELIVERY OF CORPORATE DOCUMENTS.

     Each of the parties to this  Agreement  represents  that its execution does not  violate  any of the  provisions  of its  respective  charter,  articles  of incorporation,  articles of  association  or bylaws and all  required  corporate action to authorize the execution and delivery of this Agreement has been taken.

     Each Fund has furnished the Custodian  with copies,  properly  certified or authenticated,  with all  amendments or  supplements  thereto,  of the following documents:

     (a)  Certificate of Incorporation  (or equivalent  document) of the Fund as in effect on the date hereof;

     (b)  By-Laws of the Fund as in effect on the date hereof;

     (compliance)  Resolutions  of the  Board of  Directors  of the Fund  appointing  the
          Custodian and approving the form of this Agreement; and

     (d)  The  Fund's   current   prospectus   and   statements   of  additional
          information.

     Each Fund shall promptly  furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

     In  addition,  each Fund has  delivered  or will  promptly  deliver  to the
Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and
all  amendments or supplements  thereto,  properly  certified or  authenticated, designating  certain  officers  or  employees  of each  such  Fund who will have continuing  authority  to  certify  to the  Custodian:  (a) the  names,  titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction,  certificate or instrument on behalf of each  Fund,  and (b) the  names,  titles  and  signatures  of those persons  authorized to countersign or confirm Special  Instructions on behalf of
each  Fund  (in  both  cases   collectively,   the   "Authorized   Persons"  and
individually,  an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the  Custodian as  conclusive  evidence of the facts set forth  therein and shall be  considered to be in full force and effect until delivery  to  the  Custodian  of a  similar  Resolution  or  certificate  to the contrary.  Upon delivery of a certificate  which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special  Instructions,  such persons shall no longer be considered an
Authorized  Person  authorized to give Instructions or to countersign or confirm
Special  Instructions.  Unless the  certificate  specifically  requires that the approval of anyone else will first have been  obtained,  the  Custodian  will be under no  obligation  to  inquire  into  the  right of the  person  giving  such
Instructions  or  Special  Instructions  to do  so.  Notwithstanding  any of the
foregoing,  no  Instructions or Special  Instructions  received by the Custodian from a Fund  will be deemed  to  authorize  or  permit  any  director,  trustee, officer,  employee,  or agent of such Fund to withdraw any of the Assets of such
Fund  upon the mere  receipt  of such  authorization,  Special  Instructions  or
Instructions from such director, trustee, officer, employee or agent.

4.   POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

     Except for Assets held by any Subcustodian  appointed  pursuant to Sections
5(b),  (compliance), or (d) of this  Agreement,  the Custodian shall have and perform the powers and duties  hereinafter set forth in this Section 4. For purposes of this
Section 4 all  references  to powers  and duties of the  "Custodian"  shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

     (a)  Safekeeping.

     The Custodian  will keep safely the Assets of each Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian.

     (b)  Manner of Holding Securities.

          (1) The  Custodian  shall at all times  hold  Securities  of each Fund either:  (i) by  physical  possession  of the share  certificates  or other instruments  representing  such Securities in registered or bearer form; or
     (ii) in book-entry form by a Securities System (as hereinafter  defined) in accordance with the provisions of sub-paragraph (3) below.

          (2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering  the same in the name of the appropriate Fund or its nominee,  or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible. Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without
     any  indication  of  fiduciary  capacity.   However,   unless  it  receives
     Instructions  to  the  contrary,  the  Custodian  will  register  all  such portfolio Securities in the name of the Custodian's authorized nominee. All such  Securities  shall be held in an account of the  Custodian  containing only assets of the appropriate Fund or only assets held by the Custodian as a fiduciary,  provided that the records of the Custodian  shall indicate at all times the Fund or other customer for which such  Securities are held in such accounts and the respective interests therein.

          (3) The  Custodian may deposit  and/or  maintain  domestic  Securities owned  by a Fund  in,  and  each  Fund  hereby  approves  use  of:  (a) The
     Depository Trust Company;  (b) The Participants Trust Company;  and (compliance) any book-entry  system as provided in (i)  Subpart O of Treasury  Circular  No.
     300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series
     No. 27-76,  31 CFR 350.2,  or (iii) the  book-entry  regulations of federal agencies  substantially in the form of 31 CFR 306.115.  Upon the receipt of
     Special  Instructions,  the Custodian may deposit and/or maintain  domestic
     Securities owned by a Fund in any other domestic clearing agency registered with the  Securities and Exchange  Commission  ("SEC") under Section 17A of the  Securities  Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of  depository  or clearing  agent for the
     Securities  or  other  assets  of  investment  companies)  which  acts as a
     Securities  depository.  Each of the foregoing shall be referred to in this
     Agreement as a "Securities  System",  and all such Securities Systems shall be listed on the attached  Appendix A. Use of a Securities  System shall be in  accordance  with  applicable  Federal  Reserve  Board and SEC rules and regulations, if any, and subject to the following provisions:

               (i) The Custodian may deposit the Securities  directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

               (ii) The Custodian  shall deposit and/or  maintain the Securities in a Securities System,  provided that such Securities are represented in an account  ("Account") of the Custodian in the  Securities  System
          that  includes  only  assets  held by the  Custodian  as a  fiduciary, custodian or otherwise for customers.

               (iii) The books and records of the  Custodian  shall at all times identify those Securities belonging to any one or more Funds which are maintained in a Securities System.

               (iv) The  Custodian  shall pay for  Securities  purchased for the account of a Fund only upon (a) receipt of advice from the  Securities
          System that such  Securities  have been  transferred to the Account of the Custodian in accordance  with the rules of the Securities  System, and (b) the  making of an entry on the  records  of the  Custodian  to reflect such  payment and  transfer for the account of such Fund.  The
          Custodian  shall  transfer  Securities  sold for the account of a Fund only  upon (a)  receipt  of advice  from the  Securities  System  that payment for such Securities has been transferred to the Account of the
          Custodian in accordance with the rules of the Securities  System,  and
          (b) the making of an entry on the records of the  Custodian to reflect such transfer and payment for the account of such Fund.  Copies of all advices from the Securities System relating to transfers of Securities for the  account  of a Fund shall be  maintained  for such Fund by the
          Custodian.  The  Custodian  shall  deliver  to  a  Fund  on  the  next succeeding  business day daily transaction  reports that shall include each day's  transactions  in the Securities  System for the account of such Fund. Such transaction reports shall be delivered to such Fund or any  agent  designated  by such  Fund  pursuant  to  Instructions,  by computer or in such other manner as such Fund and Custodian may agree.

               (v) The  Custodian  shall,  if  requested  by a Fund  pursuant to
          Instructions, provide such Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities  System's  accounting system,  internal  accounting  control and procedures for safeguarding
          Securities deposited in the Securities System.

               (vi) Upon receipt of Special  Instructions,  the Custodian  shall terminate  the use of any  Securities  System  on  behalf of a Fund as
          promptly  as  practicable  and  shall  take  all  actions   reasonably
          practicable to safeguard the Securities of such Fund  maintained  with such Securities System.

     (compliance)  Free Delivery of Assets.

     Notwithstanding  any  other  provision  of this  Agreement  and  except  as
provided  in  Section  3  hereof,   the  Custodian,   upon  receipt  of  Special
Instructions,  will  undertake to make free  delivery of Assets,  provided  such
Assets are on hand and available,  in connection with a Fund's  transactions and to transfer  such Assets to such  broker,  dealer,  Subcustodian,  bank,  agent,
Securities System or otherwise as specified in such Special Instructions.

     (d)  Exchange of Securities.

     Upon  receipt  of  Instructions,  the  Custodian  will  exchange  portfolio
Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization,  recapitalization, merger, consolidation, or conversion of convertible  Securities,  and will deposit any such  Securities in accordance with the terms of any reorganization or protective plan.

     Without  Instructions,  the Custodian is authorized to exchange  Securities held by it in temporary  form for  Securities in  definitive  form, to surrender
Securities  for  transfer  into a name or nominee  name as  permitted in Section
4(b)(2),  to effect an exchange of shares in a stock split or when the par value of the stock is changed,  to sell any  fractional  shares,  and, upon  receiving payment therefor,  to surrender bonds or other Securities held by it at maturity or call.

     (e)  Purchases of Assets.

          (1)  Securities  Purchases.  In  accordance  with  Instructions,   the
     Custodian  shall,  with respect to a purchase of  Securities,  pay for such
     Securities  out of monies held for a Fund's  account for which the purchase was  made,  but only  insofar  as monies  are  available  therein  for such purpose,  and receive the portfolio  Securities  so  purchased.  Unless the
     Custodian has received Special  Instructions to the contrary,  such payment will be made only upon receipt of Securities by the  Custodian,  a clearing corporation of a national  Securities  exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section
     4(b)(3)   hereof.   Notwithstanding   the   foregoing,   upon   receipt  of
     Instructions:  (i) in connection with a repurchase agreement, the Custodian may release  funds to a  Securities  System  prior to the receipt of advice from the Securities  System that the Securities  underlying such repurchase agreement have been  transferred by book-entry into the Account  maintained with such Securities System by the Custodian, provided that the Custodian's instructions  to the Securities  System require that the Securities  System may make  payment  of such  funds  to the  other  party  to the  repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase  agreement  into  such  Account;  (ii) in the  case of  Interest
     Bearing Deposits,  currency deposits, and other deposits,  foreign exchange transactions,  futures  contracts  or options,  pursuant to Sections  4(g),
     4(h), 4(l), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) in the case of Securities as to which payment for the Security and receipt of the instrument  evidencing the Security are under  generally  accepted  trade practice or the terms of the  instrument  representing  the  Security  expected  to  take  place  in different  locations or through separate parties,  such as commercial paper which is  indexed to  foreign  currency  exchange  rates,  derivatives  and similar  Securities,  the  Custodian  may make payment for such  Securities prior to delivery thereof in accordance with such generally  accepted trade practice or the terms of the instrument representing such Security.

          (2) Other Assets Purchased. Upon receipt of Instructions and except as otherwise  provided  herein,  the Custodian shall pay for and receive other
     Assets for the account of a Fund as provided in Instructions.

     (f)  Sales of Assets.

          (1) Securities  Sold. In accordance with  Instructions,  the Custodian will,  with  respect  to a sale,  deliver  or  cause  to be  delivered  the
     Securities thus designated as sold to the broker or other person  specified in the  Instructions  relating  to such  sale.  Unless  the  Custodian  has received Special Instructions to the contrary,  such delivery shall be made only upon receipt of payment  therefor in the form of: (a) cash,  certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian  with a clearing  corporation of a national
     Securities  exchange of which the  Custodian is a member;  or (compliance) credit to the Account of the Custodian with a Securities  System,  in accordance with the provisions of Section  4(b)(3) hereof.  Notwithstanding  the foregoing,
     Securities  held  in  physical  form  may  be  delivered  and  paid  for in accordance with "street delivery custom" to a broker or its clearing agent, against  delivery  to the  Custodian  of a  receipt  for  such  Securities, provided that the  Custodian  shall have taken  reasonable  steps to ensure prompt  collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be  responsible  for the  selection  of or the failure or  inability to perform  of such  broker  or its  clearing  agent or for any  related  loss arising  from  delivery or custody of such  Securities  prior to  receiving payment therefor.

          (2) Other Assets  Sold.  Upon  receipt of  Instructions  and except as otherwise  provided  herein,  the Custodian  shall receive  payment for and deliver other Assets for the account of a Fund as provided in Instructions.

     (g)  Options.

          (1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered  call option,  the  Custodian  shall:  (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund; (b) if the  transaction  involves the sale of a covered call option,  deposit and maintain in a segregated account the
     Securities  (either  physically or by  book-entry  in a Securities  System)
     subject to the covered call option  written on behalf of such Fund; and (compliance)
     pay,  release  and/or  transfer  such  Securities,  cash or other Assets in
     accordance  with  any  notices  or  other  communications   evidencing  the
     expiration,  termination or exercise of such options which are furnished to the  Custodian  by  the  Options  Clearing  Corporation  (the  "OCC"),  the
     securities or options  exchanges on which such options were traded, or such
     other   organization  as  may  be  responsible  for  handling  such  option transactions.

          (2)  Upon  receipt  of  Instructions  relating  to the sale of a naked option (including stock index and commodity  options),  the Custodian,  the appropriate  Fund and the  broker-dealer  shall enter into an  agreement to comply with the rules of the OCC or of any registered  national  securities exchange or similar  organizations(s).  Pursuant to that agreement and such
     Fund's   Instructions,   the  Custodian   shall:  (a)  receive  and  retain
     confirmations  or other  documents,  if any,  evidencing the writing of the option;  (b)  deposit  and  maintain in a  segregated  account,  Securities
     (either  physically or by book-entry in a Securities  System),  cash and/or other Assets; and (compliance) pay, release and/or transfer such Securities, cash or other Assets in accordance  with any such agreement and with any notices or other communications evidencing the expiration,  termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options  exchanges  on which such  options  were  traded,  or such other organization as may be responsible  for handling such option  transactions.
     The  appropriate  Fund  and the  broker-dealer  shall  be  responsible  for determining  the  quality and  quantity  of assets  held in any  segregated account  established  in  compliance  with  applicable  margin  maintenance requirements and the performance of other terms of any option contract.

     (h)  Futures Contracts.

     Upon  receipt of  Instructions,  the  Custodian  shall enter into a futures margin  procedural  agreement among the appropriate  Fund, the Custodian and the designated futures  commission  merchant (a "Procedural  Agreement").  Under the
Procedural Agreement the Custodian shall: (a) receive and retain  confirmations, if any,  evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund; (b) deposit and maintain in a segregated  account cash,  Securities  and/or other Assets  designated  as initial,  maintenance  or variation  "margin" deposits  intended to secure such Fund's  performance of its obligations  under any futures  contracts  purchased or sold,  or any options on futures contracts written by such Fund, in accordance with the provisions of any
Procedural  Agreement  designed to comply with the  provisions  of the Commodity
Futures  Trading  Commission  and/or any commodity  exchange or contract  market
(such as the Chicago Board of Trade), or any similar organization(s),  regarding such margin  deposits;  and (compliance) release Assets from and/or  transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. The appropriate Fund and such futures  commission  merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid
to  the   broker-dealer  in  compliance  with  applicable   margin   maintenance
requirements  and the performance of any futures contract or option on a futures contract in accordance with its terms.

     (i)  Segregated Accounts.

     Upon receipt of Instructions, the Custodian shall establish and maintain on its books a  segregated  account or accounts  for and on behalf of a Fund,  into which  account or accounts  may be  transferred  Assets of such Fund,  including
Securities  maintained  by the  Custodian  in a  Securities  System  pursuant to
Paragraph  (b)(3) of this Section 4, said  account or accounts to be  maintained
(i) for the purposes set forth in Sections 4(g),  4(h) and 4(n) and (ii) for the purpose  of  compliance  by such Fund with the  procedures  required  by the SEC
Investment  Company  Act  Release  Number  10666 or any  subsequent  release  or releases  relating to the  maintenance  of  segregated  accounts  by  registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special  Instructions.  The Custodian  shall not be responsible for  the  determination  of the  type  or  amount  of  Assets  to be held in any segregated account referred to in this paragraph,  or for compliance by the Fund with required procedures noted in (ii) above.

     (j)  Depositary Receipts.

     Upon receipt of Instructions,  the Custodian shall surrender or cause to be surrendered  Securities to the depositary  used for such Securities by an issuer
of  American   Depositary   Receipts  or   International   Depositary   Receipts
(hereinafter  referred to, collectively,  as "ADRs"),  against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the  organization  surrendering the same that the depositary has acknowledged receipt of  instructions  to issue ADRs with respect to such  Securities  in the name of the Custodian or a nominee of the Custodian,  for delivery in accordance with such instructions.

     Upon receipt of Instructions,  the Custodian shall surrender or cause to be surrendered  ADRs to the  issuer  thereof,  against a written  receipt  therefor adequately  describing the ADRs surrendered and written evidence satisfactory to the  organization  surrendering  the  same  that  the  issuer  of the  ADRs  has acknowledged  receipt of  instructions  to cause its  depository  to deliver the
Securities underlying such ADRs in accordance with such instructions.

     (k)  Corporate Actions, Put Bonds, Called Bonds, Etc.

     Upon receipt of Instructions,  the Custodian  shall: (a) deliver  warrants, puts, calls,  rights or similar  Securities to the issuer or trustee thereof (or to the agent of such  issuer or  trustee)  for the  purpose of exercise or sale, provided that the new Securities,  cash or other Assets,  if any,  acquired as a result of such  actions are to be delivered  to the  Custodian;  and (b) deposit
Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered
Securities are to be returned to the Custodian.

     Notwithstanding  any  provision  of this  Agreement  to the  contrary,  the
Custodian  shall take all necessary  action,  unless  otherwise  directed to the contrary  in  Instructions,  to  comply  with  the  terms  of all  mandatory  or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership,  and shall notify the  appropriate  Fund of such action in writing by facsimile  transmission  or in such other manner as such Fund and  Custodian may agree in writing.

     The Fund agrees that if it gives an Instruction  for the  performance of an act on the last permissible  date of a period  established by any optional offer or on the last  permissible date for the performance of such act, the Fund shall hold the Bank harmless from any adverse  consequences  in connection with acting upon or failing to act upon such Instructions.

     (l)  Interest Bearing Deposits.

     Upon receipt of Instructions  directing the Custodian to purchase  interest bearing fixed term and call deposits (hereinafter referred to, collectively,  as
"Interest  Bearing  Deposits")  for the account of a Fund,  the Custodian  shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies,  including the Custodian, any Subcustodian or any subsidiary
or   affiliate   of  the   Custodian   (hereinafter   referred  to  as  "Banking
Institutions"),  and in such  amounts  as  such  Fund  may  direct  pursuant  to
Instructions.  Such Interest Bearing Deposits may be denominated in U.S. dollars or  other  currencies,  as such  Fund  may  determine  and  direct  pursuant  to
Instructions.  The  responsibilities  of the  Custodian  to a Fund for  Interest
Bearing  Deposits  issued by the  Custodian  shall be that of a U.S.  bank for a similar  deposit.  With respect to Interest  Bearing  Deposits  other than those issued  by the  Custodian,  (a)  the  Custodian  shall  be  responsible  for the collection of income and the transmission of cash to and from such accounts; and
(b) the  Custodian  shall  have no duty with  respect  to the  selection  of the
Banking  Institution  or, in its capacity as Custodian,  for the failure of such
Banking Institution to pay upon demand.

     (m)  Foreign Exchange Transactions.

     (l) Each Fund hereby  appoints the  Custodian as its agent in the execution of all currency exchange transactions.  The Custodian agrees to provide exchange rate and U.S. Dollar  information,  in writing,  to the Funds.  Such information shall be supplied by the  Custodian  at least by the  business  day prior to the value date of the foreign  exchange  transaction,  provided  that the  Custodian receives the request for such  information  at least two business  days prior to the value date of the transaction.

     (2) Upon  receipt of  Instructions,  the  Custodian  shall  settle  foreign exchange  contracts or options to purchase and sell foreign  currencies for spot and  future  delivery  on  behalf  of and for the  account  of a Fund  with such currency  brokers or Banking  Institutions as such Fund may determine and direct pursuant to Instructions.  If, in its  Instructions,  a Fund does not direct the
Custodian to utilize a particular  currency broker or Banking  Institution,  the
Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.

     (3) Each  Fund  accepts  full  responsibility  for its use of  third  party foreign exchange  brokers and for execution of said foreign  exchange  contracts and  understands  that the Fund shall be  responsible  for any and all costs and interest  charges  which may be  incurred as a result of the failure or delay of its third party broker to deliver foreign exchange.  The Custodian shall have no responsibility  or  liability  with  respect to the  selection  of the  currency brokers or Banking  Institutions  with which a Fund deals or the  performance of such brokers or Banking Institutions.

     (4) Notwithstanding anything to the contrary contained herein, upon receipt of  Instructions  the  Custodian  may,  in  connection  with a foreign  exchange contract,  make free  outgoing  payments of cash in the form of U.S.  Dollars or foreign  currency  prior to receipt of  confirmation  of such  foreign  exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

     (5) The  Custodian  shall not be obligated  to enter into foreign  exchange transactions  as principal.  However,  if the Custodian has made  available to a
Fund its services as a principal in foreign exchange transactions and subject to any separate  agreement between the parties relating to such  transactions,  the
Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign  currencies  for spot and future  delivery on behalf of and for the account of the Fund, with the Custodian as principal.

     (n)  Pledges or Loans of Securities.

     (1) Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released  Securities  held in custody to the pledgees  designated in such  Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with  various  lenders  including  but not limited to UMB Bank,  n.a.;
provided,  however,  that the Securities  shall be released only upon payment to the  Custodian  of the monies  borrowed,  except that in cases where  additional collateral is required to secure existing borrowings,  further Securities may be released or  delivered,  or caused to be released or delivered  for that purpose upon receipt of Instructions.  Upon receipt of Instructions,  the Custodian will pay,  but only  from  funds  available  for such  purpose,  any such  loan  upon re-delivery to it of the Securities  pledged or  hypothecated  therefor and upon surrender  of the note or notes  evidencing  such  loan.  In lieu of  delivering collateral to a pledgee,  the Custodian,  on the receipt of Instructions,  shall transfer the pledged  Securities to a segregated  account for the benefit of the pledgee.

     (2) Upon  receipt  of Special  Instructions,  and  execution  of a separate
Securities  Lending  Agreement,  the Custodian will release  Securities  held in custody to the  borrower  designated  in such  Instructions  and may,  except as otherwise  provided  below,  deliver  such  Securities  prior to the  receipt of collateral,  if any,  for such  borrowing,  provided  that,  in case of loans of
Securities held by a Securities System that are secured by cash collateral,  the
Custodian's  instructions  to the  Securities  System  shall  require  that  the
Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the  collateral for such  borrowing.  The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities  prior to the receipt of collateral.  Upon receipt of Instructions and the loaned  Securities,  the  Custodian  will release the  collateral to the borrower.

     (o)  Stock Dividends, Rights, Etc.

     The Custodian shall receive and collect all stock  dividends,  rights,  and other items of like nature and, upon receipt of  Instructions,  take action with respect to the same as directed in such Instructions.

     (p)  Routine Dealings.

     The  Custodian  will,  in general,  attend to all  routine  and  mechanical matters in  accordance  with  industry  standards in  connection  with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other  property  of  each  Fund  except  as may be  otherwise  provided  in this
Agreement  or directed  from time to time by  Instructions  from any  particular
Fund.  The  Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket  expenses  incidental to handling Securities or other similar  items  relating to its duties under this  Agreement,  provided that all such payments shall be accounted for to the appropriate Fund.

     (q)  Collections.

     The Custodian  shall (a) collect  amounts due and payable to each Fund with respect to portfolio  Securities  and other Assets;  (b) promptly  credit to the account  of each  Fund all  income  and other  payments  relating  to  portfolio
Securities  and other Assets held by the Custodian  hereunder  upon  Custodian's receipt of such  income or  payments  or as  otherwise  agreed in writing by the
Custodian  and any  particular  Fund;  (compliance)  promptly  endorse  and  deliver  any instruments  required  to  effect  such  collection;  and (d)  promptly  execute ownership and other  certificates and affidavits for all federal,  state,  local and foreign tax purposes in connection  with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer  of such  Securities  or other  Assets;  provided,  however,  that with respect to portfolio Securities registered in so-called street name, or physical
Securities  with  variable  interest  rates,  the  Custodian  shall use its best efforts to collect amounts due and payable to any such Fund. The Custodian shall notify a Fund in writing by  facsimile  transmission  or in such other manner as such Fund and Custodian may agree in writing if any amount  payable with respect to portfolio  Securities or other Assets is not received by the  Custodian  when due. The Custodian  shall not be  responsible  for the collection of amounts due and payable  with respect to  portfolio  Securities  or other Assets that are in default.

     (r)  Bank Accounts.

     Upon  Instructions,  the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof,  for the account of one or more Funds,  and shall be subject only to draft or order of the  Custodian.  The responsibilities  of the  Custodian  to any one or more such Funds for  deposits accepted on the  Custodian's  books  shall be that of a U.S.  bank for a similar deposit.

     (s)  Dividends, Distributions and Redemptions.

     To enable each Fund to pay dividends or other distributions to shareholders of each  such  Fund and to make  payment  to  shareholders  who  have  requested repurchase or redemption  of their shares of each such Fund  (collectively,  the
"Shares"),  the Custodian shall release cash or Securities insofar as available.
In the case of cash,  the  Custodian  shall,  upon the receipt of  Instructions, transfer  such  funds by check or wire  transfer  to any  account at any bank or trust company designated by each such Fund in such Instructions.  In the case of
Securities, the Custodian shall, upon the receipt of Special Instructions,  make such  transfer  to any  entity or account  designated  by each such Fund in such
Special Instructions.

     (t)  Proceeds from Shares Sold.

     The Custodian shall receive funds  representing  cash payments received for shares  issued or sold from time to time by each  Fund,  and shall  credit  such funds to the account of the  appropriate  Fund.  The Custodian  shall notify the appropriate Fund of Custodian's  receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the
Custodian shall agree.  Upon receipt of  Instructions,  the Custodian shall: (a)
deliver all federal funds received by the Custodian in payment for shares as may be set  forth  in  such  Instructions  and at a time  agreed  upon  between  the
Custodian and such Fund;  and (b) make federal  funds  available to a Fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks  received in payment for shares which are  deposited to the accounts of such Fund.

     (u)  Proxies and Notices;  Compliance with the  Shareholders  Communication
          Act of 1985.

     The  Custodian  shall  deliver or cause to be delivered to the  appropriate
Fund all forms of proxies,  all notices of  meetings,  and any other  notices or announcements  affecting or relating to  Securities  owned by such Fund that are received by the Custodian,  any Subcustodian,  or any nominee of either of them, and, upon receipt of Instructions,  the Custodian shall execute and deliver,  or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required.  Except as directed pursuant to Instructions, neither the Custodian nor any  Subcustodian  or nominee shall vote upon any such
Securities,  or execute any proxy to vote  thereon,  or give any consent or take any other action with respect thereto.

     The Custodian  will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific  purpose of direct  communications  between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise in writing.

     (v)  Books and Records.

     The Custodian shall maintain such records  relating to its activities under this  Agreement  as are  required  to be  maintained  by Rule  31a-1  under  the
Investment  Company  Act of 1940 ("the 1940 Act") and to  preserve  them for the periods prescribed in Rule 31a-2 under the 1940 Act. These records shall be open for  inspection  by duly  authorized  officers,  employees or agents  (including independent  public  accountants) of the appropriate Fund during normal business hours of the Custodian.

     The Custodian shall provide  accountings  relating to its activities  under this Agreement as shall be agreed upon by each Fund and the Custodian.

     (w)  Opinion of Fund's Independent Certified Public Accountants.

     The Custodian shall take all reasonable  action as each Fund may request to obtain from year to year  favorable  opinions from each such Fund's  independent
certified  public  accountants  with  respect  to  the  Custodian's   activities
hereunder and in connection  with the  preparation of each such Fund's  periodic reports to the SEC and with respect to any other requirements of the SEC.

     (x)  Reports by Independent Certified Public Accountants.

     At the  request  of a Fund,  the  Custodian  shall  deliver  to such Fund a
written  report  prepared  by  the  Custodian's   independent  certified  public
accountants  with respect to the services  provided by the Custodian  under this
Agreement,  including,  without limitation,  the Custodian's  accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets,  including  cash,  Securities  and other Assets  deposited  and/or maintained in a Securities  System or with a Subcustodian.  Such report shall be of sufficient  scope and in sufficient  detail as may  reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

     (y)  Bills and Other Disbursements.

     Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

5.   SUBCUSTODIANS.

     From time to time,  in  accordance  with the  relevant  provisions  of this
Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign
Subcustodians,  Special  Subcustodians,  or Interim  Subcustodians  (as each are hereinafter  defined)  to act on behalf  of any one or more  Funds.  A  Domestic
Subcustodian,  in accordance  with the  provisions of this  Agreement,  may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to
act on behalf of any one or more  Funds.  For  purposes of this  Agreement,  all
Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim
Subcustodians shall be referred to collectively as "Subcustodians".

     (a)  Domestic Subcustodians.

     The Custodian  may, at any time and from time to time,  appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the  requirements  of a custodian  under  Section 17(f) of the
1940 Act and the rules and regulations  thereunder,  to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such  Fund(s) and  performing  other  functions of the  Custodian  within the
United  States (a "Domestic  Subcustodian").  Each Fund shall approve in writing the  appointment  of the proposed  Domestic  Subcustodian;  and the  Custodian's appointment  of any such Domestic  Subcustodian  shall not be effective  without such prior written  approval of the Fund(s).  Each such duly  approved  Domestic
Subcustodian  shall be  listed  on  Appendix  A  attached  hereto,  as it may be amended, from time to time.

     (b)  Foreign Subcustodians.

     The Custodian may at any time appoint, or cause a Domestic  Subcustodian to appoint,  any bank, trust company or other entity meeting the requirements of an
"eligible  foreign  custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of any one or more
Funds  as a  subcustodian  or  sub-subcustodian  (if  appointed  by  a  Domestic
Subcustodian) for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries  other than the United States of America
(hereinafter referred to as a "Foreign  Subcustodian" in the context of either a subcustodian  or a  sub-subcustodian);  provided that the  Custodian  shall have obtained  written  confirmation  from each Fund of the  approval of the Board of
Directors  or other  governing  body of each such Fund  (which  approval  may be withheld in the sole  discretion  of such Board of Directors or other  governing body or  entity)  with  respect  to (i) the  identity  of any  proposed  Foreign
Subcustodian  (including branch  designation),  (ii) the country or countries in which,  and  the  securities  depositories  or  clearing  agencies  (hereinafter
"Securities  Depositories  and Clearing  Agencies"),  if any, through which, the
Custodian or any proposed Foreign  Subcustodian is authorized to hold Securities and  other  Assets  of each  such  Fund,  and  (iii)  the form and  terms of the
subcustodian   agreement  to  be  entered  into  with  such   proposed   Foreign
Subcustodian.  Each such duly approved  Foreign  Subcustodian  and the countries where and the Securities  Depositories and Clearing  Agencies through which they may hold  Securities and other Assets of the Fund(s) shall be listed on Appendix
A attached hereto,  as it may be amended,  from time to time. Each Fund shall be responsible  for informing the Custodian  sufficiently  in advance of a proposed investment which is to be held in a country in which no Foreign  Subcustodian is authorized  to act,  in  order  that  there  shall  be  sufficient  time for the
Custodian, or any Domestic Subcustodian,  to effect the appropriate arrangements with a proposed Foreign  Subcustodian,  including obtaining approval as provided in this  Section  5(b).  In  connection  with  the  appointment  of any  Foreign
Subcustodian,  the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian  agreement with the Foreign  Subcustodian  in form and substance  approved by each such Fund.  The  Custodian  shall not consent to the amendment  of, and shall cause any Domestic  Subcustodian  not to consent to the amendment  of, any  agreement  entered into with a Foreign  Subcustodian,  which materially  affects any Fund's  rights under such  agreement,  except upon prior written approval of such Fund pursuant to Special Instructions.

     (compliance)  Interim Subcustodians.

     Notwithstanding the foregoing,  in the event that a Fund shall invest in an
Asset to be held in a country in which no Foreign  Subcustodian is authorized to act, the Custodian  shall notify such Fund in writing by facsimile  transmission or in such other manner as such Fund and the Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special  Instructions  from such Fund,  the Custodian  shall,  or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian")  designated in such Special Instructions to hold such Security or other Asset.

     (d)  Special Subcustodians.

     Upon receipt of Special  Instructions,  the Custodian shall, on behalf of a
Fund, appoint one or more banks, trust companies or other entities designated in such Special  Instructions  to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase  transactions with  banks,  brokers,  dealers or other  entities  through  the use of a common custodian  or  subcustodian;  (ii)  providing  depository  and  clearing  agency services  with respect to certain  variable rate demand note  Securities,  (iii)
providing  depository  and  clearing  agency  services  with  respect  to dollar denominated Securities,  and (iv) effecting any other transactions designated by such  Fund in such  Special  Instructions.  Each  such  designated  subcustodian
(hereinafter  referred  to as a  "Special  Subcustodian")  shall  be  listed  on
Appendix  A  attached  hereto,  as it may be  amended  from  time  to  time.  In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian  agreement with the Special  Subcustodian  in form and substance  approved  by  the  appropriate  Fund  in  Special  Instructions.  The
Custodian shall not amend any subcustodian agreement entered into with a Special
Subcustodian,  or waive any  rights  under  such  agreement,  except  upon prior approval pursuant to Special Instructions.

     (e)  Termination of a Subcustodian.

     The Custodian may, at any time in its discretion  upon  notification to the appropriate  Fund(s),  terminate any  Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special  Instructions,  the  Custodian  will  terminate  any
Subcustodian in accordance with the termination  provisions under the applicable subcustodian agreement.

     (f)  Certification Regarding Foreign Subcustodians.

     Upon  request  of a Fund,  the  Custodian  shall  deliver  to  such  Fund a certificate  stating:  (i) the identity of each Foreign Subcustodian then acting on behalf  of the  Custodian;  (ii) the  countries  in which and the  Securities
Depositories and Clearing Agencies through which each such Foreign  Subcustodian is then holding cash,  Securities  and other Assets of such Fund; and (iii) such other  information as may be requested by such Fund, and as the Custodian  shall be reasonably able to obtain, to evidence  compliance with rules and regulations under the 1940 Act.

6.   STANDARD OF CARE.

     (a)  General Standard of Care.

     The  Custodian  shall be  liable  to a Fund  for all  losses,  damages  and reasonable  costs and expenses  suffered or incurred by such Fund resulting from the negligence or willful misfeasance of the Custodian; provided, however, in no event shall the  Custodian  be liable for  special,  indirect  or  consequential damages arising under or in connection with this Agreement.

     (b)  Actions  Prohibited  by  Applicable  Law,  Events  Beyond  Custodian's
          Control, Sovereign Risk, Etc.

     In no  event  shall  the  Custodian  or  any  Domestic  Subcustodian  incur liability  hereunder  (i) if the  Custodian or any  Subcustodian  or  Securities
System,  or  any  subcustodian,  Securities  System,  Securities  Depository  or
Clearing  Agency  utilized by the  Custodian  or any such  Subcustodian,  or any nominee of the  Custodian  or any  Subcustodian  (individually,  a "Person")  is prevented, forbidden or delayed from performing, or omits to perform, any act or thing  which  this  Agreement  provides  shall be  performed  or  omitted  to be performed,  by reason  of:  (a) any  provision  of any  present or future law or regulation or order of the United States of America, or any state thereof, or of any  foreign  country,  or  political  subdivision  thereof  or of any  court of competent  jurisdiction (and neither the Custodian nor any other Person shall be obligated  to take any action  contrary  thereto);  or (b) any event  beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii)
for any  loss,  damage,  cost or  expense  resulting  from  "Sovereign  Risk." A
"Sovereign   Risk"   shall   mean   nationalization,   expropriation,   currency
devaluation,  revaluation or fluctuation,  confiscation,  seizure, cancellation, destruction  or similar  action by any  governmental  authority,  de facto or de jure;  or  enactment,  promulgation,  imposition  or  enforcement  by  any  such governmental  authority  of currency  restrictions,  exchange  controls,  taxes, levies or other charges  affecting a Fund's Assets;  or acts of armed  conflict, terrorism,  insurrection  or  revolution;  or any other act or event  beyond the
Custodian's or such other Person's control.

     (compliance)  Liability for Past Records.

     Neither  the  Custodian  nor  any  Domestic  Subcustodian  shall  have  any liability in respect of any loss, damage or expense suffered by a Fund,  insofar as such loss,  damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such
Fund by entities other than the Custodian or any Domestic  Subcustodian prior to the Custodian's employment hereunder.

     (d)  Advice of Counsel.

     The Custodian and all Domestic  Subcustodians  shall be entitled to receive and act upon advice of counsel of its own choosing on all matters. The Custodian and all Domestic  Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

     (e)  Advice of the Fund and Others.

     The Custodian and any Domestic Subcustodian may rely upon the advice of any
Fund and upon statements of such Fund's  accountants and other persons  believed by it in good faith to be expert in matters upon which they are  consulted,  and neither the  Custodian  nor any  Domestic  Subcustodian  shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

     (f)  Instructions Appearing to be Genuine.

     The Custodian and all Domestic  Subcustodians  shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees,  Instructions,  Special Instructions,  advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been  properly  executed and shall,  unless  otherwise  specifically provided  herein,  be  entitled  to receive as  conclusive  proof of any fact or matter required to be ascertained  from any Fund hereunder a certificate  signed by any  officer  of such Fund  authorized  to  countersign  or  confirm  Special
Instructions.

     (g)  Exceptions from Liability.

     Without limiting the generality of any other provisions hereof, neither the
Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

          (i) the  validity of the issue of any  Securities  purchased by or for any Fund,  the  legality of the  purchase  thereof or evidence of ownership required to be received by any such Fund,  or the propriety of the decision to purchase or amount paid therefor;

          (ii) the legality of the sale of any Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

          (iii) any other expenditures,  encumbrances of Securities,  borrowings or similar actions with respect to any Fund's Assets;

and may,  until  notified to the  contrary,  presume  that all  Instructions  or
Special  Instructions  received  by it are  not in  conflict  with or in any way contrary to any provisions of any such Fund's Declaration of Trust,  Partnership
Agreement,  Articles of  Incorporation or By-Laws or votes or proceedings of the shareholders,  trustees,  partners or  directors  of any such Fund,  or any such
Fund's currently effective Registration Statement on file with the SEC.

7.   LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

     (a)  Domestic Subcustodians

          The  Custodian  shall  be  liable  for the  acts or  omissions  of any
     Domestic  Subcustodian  to the same extent as if such  actions or omissions were performed by the Custodian itself.

     (b)  Liability for Acts and Omissions of Foreign Subcustodians.

          The Custodian shall be liable to a Fund for any loss or damage to such
     Fund  caused by or  resulting  from the acts or  omissions  of any  Foreign
     Subcustodian  to  the  extent  that,  under  the  terms  set  forth  in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign  Subcustodian,  the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such  subcustodian agreement  and the  Custodian or Domestic  Subcustodian  recovers  from the
     Foreign Subcustodian under the applicable subcustodian agreement.

     (compliance)  Securities  Systems,  Interim  Subcustodians,  Special  Subcustodians,
          Securities Depositories and Clearing Agencies.

          The Custodian shall not be liable to any Fund for any loss,  damage or expense  suffered or incurred by such Fund  resulting from or occasioned by the actions or  omissions  of a Securities  System,  Interim  Subcustodian,
     Special  Subcustodian,  or Securities Depository and Clearing Agency unless such loss,  damage or expense is caused by, or results from, the negligence or willful misfeasance of the Custodian.

     (d)  Defaults or Insolvency's of Brokers, Banks, Etc.

          The  Custodian  shall not be liable  for any loss,  damage or  expense suffered  or  incurred  by any Fund  resulting  from or  occasioned  by the actions,  omissions,  neglects, defaults or insolvency of any broker, bank, trust  company or any other person with whom the  Custodian may deal (other than any of such entities  acting as a Subcustodian,  Securities  System or
     Securities  Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement)  unless such loss, damage or expense is caused by, or results from,  the negligence or willful misfeasance of the Custodian.

     (e)  Reimbursement of Expenses.

          Each Fund agrees to  reimburse  the  Custodian  for all  out-of-pocket expenses  incurred by the Custodian in connection with this Agreement,  but excluding salaries and usual overhead expenses.

8.   INDEMNIFICATION.

     (a)  Indemnification by Fund.

     Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify  and hold  harmless the  Custodian  and its nominees  from all losses, damages and expenses  (including  attorneys'  fees)  suffered or incurred by the
Custodian  or its  nominee  caused  by or  arising  from  actions  taken  by the
Custodian,  its  employees  or  agents  in the  performance  of its  duties  and
obligations   under  this  Agreement,   including,   but  not  limited  to,  any
indemnification  obligations  undertaken  by the  Custodian  under any  relevant subcustodian agreement;  provided,  however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

     If any Fund  requires  the  Custodian  to take any action  with  respect to
Securities,  which  action  involves  the  payment of money or which may, in the opinion of the  Custodian,  result in the  Custodian or its nominee  assigned to such Fund being liable for the payment of money or  incurring  liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action,  shall  provide  indemnity  to  the  Custodian  in an  amount  and  form satisfactory to it.

     (b)  Indemnification by Custodian.

     Subject to the  limitations  set forth in this Agreement and in addition to the obligations  provided in Sections 6 and 7, the Custodian agrees to indemnify and hold  harmless each Fund from all losses,  damages and expenses  suffered or incurred by each such Fund caused by the  negligence or willful  misfeasance  of the Custodian.

9.   ADVANCES.

     In  the  event  that,  pursuant  to  Instructions,  the  Custodian  or  any
Subcustodian,  Securities  System,  or Securities  Depository or Clearing Agency
acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any  payment or  transfer of funds on behalf of any Fund as to which there would be,  at the  close  of  business  on the  date  of  such  payment  or  transfer, insufficient  funds  held by the  Custodian  on  behalf  of any such  Fund,  the
Custodian  may,  in its  discretion  without  further  Instructions,  provide an advance  ("Advance")  to any such  Fund in an  amount  sufficient  to allow  the completion  of the  transaction  by reason of which such  payment or transfer of funds is to be made.  In  addition,  in the event the  Custodian  is directed by
Instructions  to make any  payment or transfer of funds on behalf of any Fund as to which it is  subsequently  determined  that such Fund has  overdrawn its cash account  with the  Custodian  as of the  close of  business  on the date of such payment or transfer,  said overdraft  shall  constitute an Advance.  Any Advance shall be payable by the Fund on behalf of which the  Advance  was made on demand by Custodian,  unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the  Custodian  at a rate  agreed  upon in  writing  from time to time by the
Custodian  and such Fund. It is understood  that any  transaction  in respect of which the Custodian  shall have made an Advance,  including but not limited to a foreign  exchange  contract or  transaction in respect of which the Custodian is not acting as a principal,  is for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a  transaction  undertaken  by the Custodian for its own account and risk.
The  Custodian  and  each of the  Funds  which  are  parties  to this  Agreement acknowledge that the purpose of Advances is to finance  temporarily the purchase or sale of  Securities  for prompt  delivery in accordance  with the  settlement terms  of  such  transactions  or to  meet  emergency  expenses  not  reasonably foreseeable by a Fund. The Custodian shall promptly notify the appropriate  Fund of any Advance. Such notification shall be sent by facsimile  transmission or in such other manner as such Fund and the Custodian may agree.

10.  LIENS.

     The Custodian  shall have a lien on the Property in the Custody  Account to secure  payment  of fees and  expenses  for the  services  rendered  under  this
Agreement.  If the  Custodian  advances  cash or  securities to the Fund for any purpose or in the event that the  Custodian  or its  nominee  shall  incur or be assessed any taxes,  charges,  expenses,  assessments,  claims or liabilities in connection  with the  performance  of its duties  hereunder,  except such as may arise from its or its nominee's  negligent  action,  negligent failure to act or willful misconduct,  any Property at any time held for the Custody Account shall be security  therefor and the Fund hereby grants a security  interest therein to the  Custodian.  The Fund shall  promptly  reimburse  the Custodian for any such advance of cash or securities or any such taxes, charges, expenses, assessments, claims or liabilities  upon request for payment,  but should the Fund fail to so reimburse  the  Custodian,  the  Custodian  shall be entitled to dispose of such
Property to the extent necessary to obtain reimbursement. The Custodian shall be entitled to debit any account of the Fund with the Custodian including,  without limitation,  the Custody  Account,  in connection  with any such advance and any interest on such advance as the Custodian deems reasonable.

11.  COMPENSATION.

     Each Fund will pay to the Custodian  such  compensation  as is agreed to in
writing  by  the  Custodian  and  each  such  Fund  from  time  to  time.   Such
compensation,  together  with all  amounts  for  which  the  Custodian  is to be reimbursed  in accordance  with Section 7(e),  shall be billed to each such Fund and paid in cash to the Custodian.

12.  POWERS OF ATTORNEY.

     Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective  obligations  under this  Agreement  or any  applicable  subcustodian agreement.

13.  TERMINATION AND ASSIGNMENT.

     Any Fund or the  Custodian  may  terminate  this  Agreement  by  notice  in writing,  delivered or mailed,  postage prepaid  (certified mail, return receipt requested)  to the other not less than 60 days prior to the date upon which such
termination  shall  take  effect.  Upon  termination  of  this  Agreement,   the
appropriate  Fund  shall  pay to  the  Custodian  such  fees  as may be due  the
Custodian  hereunder  as  well  as its  reimbursable  disbursements,  costs  and expenses paid or incurred.  Upon  termination of this  Agreement,  the Custodian shall  deliver,  at the  terminating  party's  expense,  all  Assets  held by it hereunder to the  appropriate  Fund or as otherwise  designated  by such Fund by
Special  Instructions.  Upon such delivery,  the Custodian shall have no further obligations or liabilities under this Agreement with respect to such Fund except as to the final  resolution of matters  relating to activity  occurring prior to the effective date of termination.

     This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other, duly authorized by a resolution by its Board of
Directors or Trustees.

14.  ADDITIONAL FUNDS.

     An additional  Fund or Funds may become a party to this Agreement after the date hereof by an  instrument  in writing to such effect  signed by such Fund or
Funds and the  Custodian.  If this  Agreement is terminated as to one or more of the Funds  (but less than all of the  Funds) or if an  additional  Fund or Funds shall become a party to this  Agreement,  there shall be delivered to each party an Appendix B or an amended  Appendix B, signed by each of the additional  Funds
(if any) and each of the remaining  Funds as well as the Custodian,  deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less  than all of the  Funds  shall  not  affect  the  obligations  of the
Custodian and the remaining  Funds  hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

15.  NOTICES.

     As to  each  Fund,  notices,  requests,  instructions  and  other  writings delivered to [INSERT FUND COMPLEX  ADDRESS],  postage prepaid,  or to such other address as any particular  Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to a Fund.

     Notices,  requests,  instructions  and  other  writings  delivered  to  the
Securities Administration department of the Custodian at its office at 928 Grand
Blvd., 10th Floor, Attn: Bonnie Johnson,  Kansas City,  Missouri 64106,  postage prepaid, or to such other addresses as the Custodian may have designated to each
Fund in writing, shall be deemed to have been properly delivered or given to the
Custodian  hereunder;  provided,  however,  that  procedures for the delivery of
Instructions and Special Instructions shall be governed by Section 2(c) hereof.

16.  MISCELLANEOUS.

     (a) This  Agreement is executed and  delivered in the State of Missouri and shall be governed by the laws of such state.

     (b) All of the terms and  provisions  of this  Agreement  shall be  binding upon,  and  inure  to the  benefit  of,  and be  enforceable  by the  respective successors and assigns of the parties hereto.

     (compliance) No provisions of this Agreement may be amended,  modified or waived, in any  manner  except  in  writing,  properly  executed  by both  parties  hereto;
provided,  however,  Appendix  A may be  amended  from time to time as  Domestic
Subcustodians,  Foreign  Subcustodians,  Special  Subcustodians,  and Securities
Depositories and Clearing  Agencies are approved or terminated  according to the terms of this Agreement.

     (d)  The  captions  in this  Agreement  are  included  for  convenience  of reference only, and in no way define or delimit any of the provisions  hereof or otherwise affect their construction or effect.

     (e) This Agreement shall be effective as of the date of execution hereof.

     (f)  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts,  each of  which  will be  deemed  an  original,  but all of  which together will constitute one and the same instrument.

     (g) The  following  terms are  defined  terms  within  the  meaning of this
Agreement,  and the definitions  thereof are found in the following  sections of the Agreement:

Term                                                Section
Account                                             4(b)(3)(ii)
ADR'S                                               4(j)
Advance                                             9
Assets                                              2(b)
Authorized Person                                   3
Banking Institution                                 4(1)
Domestic Subcustodian                               5(a)
Foreign Subcustodian                                5(b)
Instruction                                         2(c)(1)
Interim Subcustodian                                5(c)
Interest Bearing Deposit                            4(1)
Liens                                               10
OCC                                                 4(g)(1)
Person                                              6(b)
Procedural Agreement                                4(h)
SEC                                                 4(b)(3)
Securities                                          2(a)
Securities Depositories and Clearing Agencies       5(b)
Securities System                                   4(b)(3)
Shares                                              4(s)
Sovereign Risk                                      6(b)
Special Instruction                                 2(c)(2)
Special Subcustodian                                5(d)
Subcustodian                                        5
1940 Act                                            4(v)

     (h) If any part, term or provision of this Agreement is held to be illegal, in  conflict  with  any law or  otherwise  invalid  by any  court  of  competent jurisdiction,  the remaining  portion or portions shall be considered  severable and shall not be affected,  and the rights and  obligations of the parties shall be construed and enforced as if this  Agreement  did not contain the  particular part, term or provision held to be illegal or invalid.

     (i) This Agreement  constitutes the entire  understanding  and agreement of the parties hereto with respect to the subject matter  hereof,  and  accordingly supersedes,  as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

     IN WITNESS WHEREOF,  the parties hereto have caused this Custody  Agreement to be executed by their respective duly authorized officers.

CHESWOLD LANE FUNDS

Attest: Charles DgRafy	By: /s/ Matthew H. Taylor

Name: Matthew H. Taylor

Title: Treasurer

Date: July 31, 2007

UMB BANK, N.A.

Attest: D. Riddle	By: /s/ Bonnie L. Johnson

Name: Bonnie L. Johnson

Title: Vice President

Date: July 31, 2007

 APPENDIX A

                                CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

            Citibank  (Foreign Securities Only)

SECURITIES SYSTEMS:

            Federal Book Entry
            Depository Trust Company

SPECIAL SUBCUSTODIANS:

                                          SECURITIES DEPOSITORIES
COUNTRIES                     FOREIGN SUBCUSTODIANS         CLEARING AGENCIES

                                                                Euroclear

CHESWOLD LANE FUNDS	UMB BANK, N.A.

By: /s/ Matthew H. Taylor	By: /s/ Bonnie L. Johnson

Name: Matthew H. Taylor	Name: Bonnie L. Johnson

Title: Treasurer	Title: Vice President

Date: July 31, 2007	Date: July 31, 2007

                                   APPENDIX B

                                CUSTODY AGREEMENT

     The following open-end management investment companies ("Funds") are hereby made  parties  to the  Custody  Agreement  dated ,  2002,  with UMB  Bank,  n.a.
("Custodian")  and , and  agree  to be  bound by all the  terms  and  conditions contained in said Agreement:

                                [LIST THE FUNDS]

CHESWOLD LANE FUNDS

Attest: Charles DgRafy

By: /s/ Matthew H. Taylor

Name: Matthew H. Taylor

Title: Treasurer

Date: July 31, 2007

UMB BANK, N.A.

Attest: D. Riddle

By: /s/ Bonnie L. Johnson

Name: Bonnie L. Johnson

Title: Vice President

Date: July 31, 2007

AMENDMENT TO CUSTODY AGREEMENT

AMENDMENT,
dated as of , 2006, to the Custody Agreement dated , ("Agreement"), by and between UMB Bank, n. a. ("Custodian"), having a place of business at 928 Grand Blvd., 5111 Floor, Kansas City, Missouri 64106 and each of the registered investment companies
(on behalf of any series thereof, if applicable) listed on

Appendix B to the Agreement,
together with such additional companies as shall be made parties to the Agreement by the execution of a revised Appendix B to the
Agreement (such companies, and any series thereof, are referred to individually as a "Fund" and, collectively, as the
"Funds").

WHEREAS,
each Fund and the Custodian have previously entered into the Agreement pursuant to which the Custodian provides custody and related services to each Fund, including the use of foreign subcustodians and depositories, subject to the terms and conditions set forth therein;

WHEREAS,
the U.S. Securities and Exchange Commission ("SEC'') adopted Rule 17f-7 under the Investment Company Act of 1940, as amended
(the "1940 Act") concerning arrangements for foreign securities depositories;

WHEREAS,
pursuant to the provisions of Rule 17f7(a){l), the Custodian has agreed to assume, subject to the terms and conditions set forth herein, certain analysis and monitoring functions related to foreign securities depositories;

NOW,
THEREFORE, in consideration of the mutual covenants and agreements herein contained, each Fund and the Custodian agree as follows.
Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. All references hereunder to the 1940 Act and to the rules and regulations thereunder shall be deemed to be a reference to such Act and its rules and regulations as they may be amended from time to time.

1.
The Agreement is amended by deleting the first paragraph under the heading "Section 5. "SUBCUSTODIANS" and inserting the following amended paragraph in its place:

From time to time, in accordance
with the relevant provisions of this Agreement,

(i)
the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians or Interim Subcustodians (each as hereinafter defined) to act on behalf of any one or more Funds; and (ii) the Custodian may be directed, pursuant to an agreement between a Fund and the Custodian ("Delegation Agreement"), to appoint a Domestic Subcustodian to perform the duties of the Foreign Custody Manager (as such term is defined in Rule 17f-5 under the 1940 Act) ("Approved Foreign Custody Manager")
for such Fund so long as such Domestic Subcustodian is so eligible under the 1940 Act. Such Delegation Agreement shall provide that the appointment of any Domestic Subcustodian as the Approved Foreign Custody Manager must be governed by a written agreement between the Custodian and the Domestic Subcustodian, which provides for compliance with Rule 17f-5. The Approved Foreign Custody
Manager may appoint a Foreign Subcustodian or Interim Subcustodian in accordance with this Section 5. For purposes of this Agreement, all Domestic

1

Subcustodians,
Special Subcustodians, Foreign Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians."

2.	The Agreement is further amended by deleting the last sentence of Subsection S(a) in its entirety and inserting the following revised sentence in its place:

Each
such duly approved Domestic Subcustodian and the countries where Foreign Subcustodians through which they may hold securities and other Assets of a Fund shall be as agreed upon by the parties hereto in writing, from time to time, and shall be reflected on Appendix
A hereto.

3.    The
Agreement is further amended by deleting the paragraphs in Subsections S(b) and S(c) in their entirety and inserting the following amended Subsection 5{b) in their place:

(b)	Foreign Subcustodians

/

(1)
Foreign Subcustodians. The Approved Foreign Custody Manager may appoint any entity meeting the requirements of an Eligible
Foreign Custodian, as such tennis defined in Rule 17f-5(a)(1) under the 1940 Act, and which term shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17{f) of the 1940 Act or by SEC order is exempt therefrom (each a "Foreign Subcustodian" in the context of either a subcustodian or a subcustodians, provided that the Approved Foreign Custody Manager's appointments of such Foreign Subcustodians shall at all times be governed by an agreement that complies with Rule l7f-5.

(2)
Interim Subcustodians. Notwithstanding the foregoing, in the event that a Fund shall invest in a security or other Asset to be held in a country in which the Approved Foreign Custody Manager has not appointed a Foreign Subcustodian or for which the Fund has otherwise directed that a specific Foreign Subcustodian be used, the Custodian shall, or shall cause the Approved Foreign Custody
Manager to, promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, appoint or approve any Person (as hereinafter defined)
designated by the Fund in such Special Instructions, to hold such security or other Asset. The subcustodian agreement between the
Custodian and the Interim Subcustodian shall comply with the provisions of the 1940 Act and the rules and regulations thereunder
(including Rule l?f-5, if applicable) and the terms and provisions of this Agreement. The Custodian shall comply with Section 5(b)(1)
hereof with respect to the appointment of an Interim Subcustodian. (Any Person appointed or approved as either a subcustodian or subcustodians pursuant to this Section 5(b)(2) is herein referred to as an "Interim Subcustodian.")

2

(3)
In the event that the Approved Foreign Custody Manager or its delegate reasonably determines that such Person will not provide delegation services (i) in a country in which a Fund has directed that the Fund shall invest in a security or other Asset or (ii)
with respect to a specific Foreign Subcustodian which the Fund has directed be used, the Approved Foreign Custody Manager or the
Custodian (or the Domestic Subcustodian), as applicable, shall be entitled to rely on any such instruction provided pursuant to
Section 5(b)(2) as a Special Instruction and shall have no duties or liabilities under this Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance; provided that the Delegation
Agreement and this Agreement shall not constitute the Approved Foreign Custody Manager or the Custodian (or the Domestic Subcustodian),
as the exclusive delegate of the Fund for purposes of Rule 17f-5 and, particularly where such Person does not agree to provide fully the services under this Agreement and the Delegation Agreement to the Fund with respect to a particular country or specific
Foreign Subcustodian, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

4.	The Agreement is further amended by renumbering Subsections 5(d) and 5(e) as S(c) and 5(d), respectively.

5. The Agreement is
further amended by deleting the paragraph in Subsection 5(±), renumbering the Subsection as Subsection 5(e) and inserting the following amended paragraph in its place:

(e)	Certification Regarding Foreign Subcustodians.

Upon
request of a Fund, the Custodian shall deliver, or cause any Approved Foreign Custody Manager to deliver, to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which the
Eligible Securities Depositories (as defined in Section S(f)) through which each Foreign Subcustodian is then holding cash, securities and oilier Assets of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with rules and regulations under the 1940 Act.

6.
The Agreement is further an1ended by inserting tile following new Subsection 5(±) after tile new renumbered Subsection S(e):

(f)	Securities Depositories.

(1)
The Custodian (or the Domestic Subcustodian) may place and maintain a Fund's Foreign Assets (as defined in Rule 17f-5 under the
1940 Act) with an Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain fair assets).

(2)
The Custodian (or the Domestic Subcustodian) shall, for evaluation by the Fund or its adviser, provide an analysis of the custody risks associated with maintaining the Fund's Foreign Assets with each Eligible Securities Depository utilized directly or indirectly by the Custodian as of the date hereof (or, in the case

3

of
an Eligible Securities Depository not so utilized as of the date hereof, prior to the initial placement of the Fund's Foreign Assets at such depository) and at which any Foreign Assets of the Fund are held or are expected to be held. The Custodian (or the Domestic
Subcustodian) shall monitor the custody risks associated with maintaining the Fund's Foreign Assets at each such Eligible Securities
Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material changes in such risks.

(3)
Based on the information available to it in the exercise of diligence, the Custodian (or the Domestic Subcustodian) shall determine the eligibility under Rule 17f-7 of each foreign securities depository before maintaining the Fund's Foreign Assets therewith and shall promptly advise the Fund if any Eligible Securities Depository ceases to be so eligible. Notwithstanding Subsection 16(c)
hereof, Eligible Securities Depositories may, subject to Rule 17f-7, be added or deleted from time to time.

(4)
Withdrawal of Assets. If an arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian (or the Domestic Subcustodian) will withdraw the Fund's Foreign Assets from such depository as soon as reasonably practicable.

(5)
Standard of Care. In fulfilling its responsibilities under this Section S(f), the Custodian will exercise reasonable care, prudence and diligence.

7.
The Agreement is further amended by inserting the following new Subsection 5(g) after the new Section 5(f):

(g)	Limitations on Placement of Foreign Assets.

A Fund
shall not place or maintain any of the Fund's Foreign Assets in any country, and shall as promptly as practicable withdraw the
Fund's Foreign Assets from any country, that is identified in the Global Custody Network Listing provided by the Custodian (or the Domestic Subcustodian) as a country where the liability or responsibility of the Approved Foreign Custody Manager or the Custodian
(or the Domestic Subcustodian) is conditioned or predicated on the ability of the Approved Foreign Custody Manager or the Custodian
(or the Domestic Subcustodian) to recover damages from the Foreign Subcustodian in such country.

8.    The
Agreement is further amended by deleting Subsection 6(b) in its entirety and inserting the following amended Subsection 6(b) in its place:

(b) Actions Prohibited
by Applicable Law, Etc.

In
no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any Subcustodian,
Eligible Securities Depository utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed

4

from
performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and the Custodian nor any other Person shall not be obligated to take any action contrary thereto); or (ii) any "Force Majeure," which for purposes of this Agreement, shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a
Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustody agreement or by any other agent of the Custodian or the Subcustodian, unless in each case, such delay or nonperformance is caused by the negligence, misfeasance or misconduct of the Custodian. Such Force Majeure events may include any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service,
(e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined below), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any
Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

Subject
to the Custodian's general standard of care set forth in Subsection 6(a) hereof and the requirements of Section 17(f) of the 1940
Act and Ru1es 17f-5 and 17f-7 thereunder, the Custodian shall not incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of any {i) "Sovereign Risk," which for the purpose of tins Agreement shall mean, in respect of any jurisdiction, including the United States of America, where investments are acquired or held under this Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency,
(e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law, or (g) any other economic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Agreement or the Delegation
Agreement, or (ii) "Country Risk," which for the purpose of this Agreement shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a

5

jurisdiction,
all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of investments, including (a) the prevalence of crime and corruption except for crime or corruption by the
Eligible Foreign Custodian, or its employees, directors or officers for which the liability of the Custodian (or the Domestic
Subcustodian) or the Approved Foreign Custody Manager is not predicated upon recovery of such damages from the Subcustodian as set forth in the Global Custody Network Listing, (b) the inaccuracy or unreliability of business and financial information
(unrelated to the Approved Foreign Custody Manager's duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible
Securities Depository, it being understood that this provision shall not excuse the Custodian's performance under the express terms of this Agreement and its liability therefor, (t) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of a Fund's Foreign Assets held in custody pursuant to the terms of this
Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular Eligible Foreign Custodian of a Fund's Foreign Assets.

9.
The Agreement is further amended by deleting Subsection 16(i) in its entirety and inserting the following amended Subsection 16(i)
in its place:

(i)
Entire Agreement. This Agreement and the Delegation Agreement, as amended from time to time, constitute the entire understanding and agreement of the parties thereto with respect to the subject matter therein and accordingly, supercedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Funds and the Custodian.

10.
All references throughout the Agreement to "Securities Depository or Clearing Agency" are hereby changed to "Eligible
Securities Depository." In Subsection 16(g) relating to defined terms, the reference to Section 5(b)(ii) for the definition of"Securities Depositories and Clearing Agencies" (which has been changed to "Eligible Securities Depository"
is changed to Section 5(f). In addition, the list of defined terms is amended to include "Approved Foreign Custody Manager"
with a reference to Section 5, "Force Majeure" with a reference to Section 6(b), "Country Risk" with a reference to Section 6(b), and "Foreign Assets" with a reference to Section 5(f).

11.	Except as modified hereby, the Agreement is confirmed in all respects.

* * * * *

6

IN WITNESS WHEREOF, the parties have executed this
Amendment as of the date first above written.

Cheswold Lane Funds

UMB Bank, n.a.

/s/ Matthew H. Taylor

/s/ Bonnie L. Johnson

Name: Matthew H. Taylor

Name: Bonnie L. Johnson

Title: Treasurer

Title: Vice President

7

RULE 17f-5 DELEGATION AGREEMENT

By its execution of this
Delegation Agreement by and between UMB Bank, n.a. (the Custodian), a national banking association, with its principal office in
Kansas City, Missouri, and each of the registered investment companies (on behalf of any series thereof, if applicable) listed on the Appendix to this Agreement, together with such additional companies as shall be made parties to this Agreement by the execution of a revised Appendix to this Agreement (such companies, and any series thereof, are referred to individually as a "Fund"
and, collectively, as the "Funds"), the Funds hereby direct the Custodian to appoint Citibank, N.A., a National Banking
Association under the laws of the United States of America, as the Approved Foreign Custody Manager (the Delegate) under the terms of the Custody Agreement between the Funds and the Custodian to perform certain functions with respect to the custody of the Funds'
Assets (as defined in Section 13 of this Delegation Agreement) outside the United States of America.

WHEREAS, the Delegate
has agreed to provide global custody services to the Custodian on behalf of the Funds through a Custodian Agreement; and

NOW, THEREFORE, in consideration
of the mutual covenants and agreements herein contained, the Funds and Custodian agree as follows. Capitalized terms shall have the meaning indicated in Section 13 of this Delegation Agreement unless otherwise indicated.

1.
Maintenance of Funds' Assets Abroad. Each Fund, acting through its Board of Directors or Trustees (the Board), or its duly authorized representative, hereby instructs the Custodian to enter into a written agreement with the Delegate to place and maintain the Fund's Assets outside the United States in accordance with instructions received from the Fund's investment adviser. (An investment adviser may include any duly authorized sub-adviser to the Fund.) Such

1

instruction
shall represent a Special Instruction under the terms of the Custody Agreement between the Fund and the Custodian (the Custody
Agreement). Each Fund acknowledges that:

(a)
the Custodian shall direct the Delegate to perform services hereunder only with respect to the countries where the Delegate provides custodial services to the Fund as indicated on the Delegate Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate, upon the Custodian's direction, shall be able to perform its duties in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Agreement shall require the Custodian to direct the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2.
Delegation. Pursuant to the provisions of Rule 17f 5 under the Investment Company Act of 1940 (the 1940 Act), and on behalf of and at the direction of the Funds, each Fund's Board hereby directs the Custodian, and the Custodian hereby agrees, to appoint the Delegate to perform only those duties set forth in this Delegation Agreement concerning the safekeeping of each
Funds' Assets in each of the countries as to which Custodian has reported to the Funds that the Custodian shall have appointed the Delegate to act pursuant to Rule 17f 5. The Custodian is hereby authorized to take such actions, and to direct the Delegate to take such actions, on behalf of or in the name of the Funds as are reasonably required to discharge its duties under this Delegation
Agreement, including, without limitation, to cause the Funds' Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. Each Fund confirms that it's Board or investment adviser has considered and accepted the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process.

2

3.
Selection of Eligible Foreign Custodian and Contract Administration. The Custodian shall direct the Delegate pursuant to a written agreement to perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Funds' foreign custodial arrangements:

(a)
Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Funds' Assets with an Eligible Foreign
Custodian; provided that, the Delegate shall be required to determine that the Funds' Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation:

(i)
The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Eligible Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii)
Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Funds' Assets;

(iii)
The Eligible Foreign Custodian's general reputation and standing; and

(iv)
Whether the Funds will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such

3

Eligible Foreign Custodian's appointment of
an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required
to make the foregoing determination consistent with the standard of care set forth in Section 8 of this Delegation Agreement.

(b)
Contract Administration. The Custodian shall require that the Delegate cause that the foreign custody arrangements with an Eligible Foreign Custodian be governed by a written contract that the Delegate has determined will provide reasonable care for the Funds' Assets based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of the Funds' Assets as specified in Rule 17f-5(c)(l). Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i)
For indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii)
That the Funds' Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible
Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii)
That beneficial ownership of each Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or

4

administration;

(iv)
That adequate records will be maintained identifying each Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v)
That each Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi)
That the Fund will receive sufficient and timely periodic reports with respect to the safekeeping of each Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing foreign assets held for the benefit of the Fund.

The
Custodian may permit in its agreement with the Delegate that such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Funds' Assets as the specified provisions, in their entirety.

(c)
Limitation to Delegated Selection. Notwithstanding anything in this Delegation Agreement to the contrary, the agreement between the Custodian and the Delegate may provide that the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to
Section 7 of this Delegation Agreement.

4.
Monitoring. The Custodian shall enter into an agreement with the Delegate that requires

5

the
Delegate to establish a system to monitor the appropriateness of maintaining each Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Agreement. The Custodian shall direct the Delegate to monitor the continuing appropriateness of placement of each Fund's Assets in accordance with the criteria established under
Section 3(a) of this Delegation Agreement and such Eligible Foreign Custodian's actual performance in accordance with the written contract as provided in Section 3(b) of this Delegation Agreement. The Custodian shall direct the Delegate to monitor the continuing appropriateness of the contract governing each Fund's arrangements in accordance with the criteria established under Section 3(b)
of this Delegation Agreement.

5.
Reporting. The Custodian shall enter into an agreement with the Delegate providing that, initially, prior to the placement of a Fund's Assets with any Eligible Foreign Custodian, and thereafter, at least annually and at such other times as the Board deems reasonable and appropriate based on the circumstances of the Fund's arrangements, the Delegate shall provide to the Board of each Fund, or to the Custodian for prompt provision to such Board, written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Agreement and shall promptly report as to any material changes to such foreign custody arrangements. Such reporting will include the appropriateness of maintaining the Fund's Assets with a particular custodian under paragraph (c)(l) of Rule 17f-5 and the performance of the contract under paragraph
(c)(2) of Rule 17f-5. The agreement may provide that the Delegate will prepare such a report with respect to any Eligible Foreign
Custodian that the Delegate has been instructed to use pursuant to Section 7 hereunder only to the extent specifically agreed with respect to the particular situation.

6

6.
Withdrawal of Fund Assets. The Custodian shall enter into an agreement with the Delegate providing that, if the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate consistent with Section 3 of this Delegation Agreement no longer meets the requirements of said Section, the Delegate shall give the Custodian prompt notice of such determination and upon instructions the Delegate shall withdraw each Fund's Assets from the non-complying arrangement as soon as reasonably practicable. The Delegate shall use good faith to notify the Custodian as to any facts ]mown to the Delegate, considering whether such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets. Any such instructions from the Fund or the Fund's investment adviser to the Custodian regarding liquidation or withdrawal shall be in the form of Special Instructions.

7.
Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Agreement, each Fund, acting through its Board, its investment adviser or its other authorized representative, may instruct the Custodian to direct the Delegate to place and maintain the Fund's Assets in a particular country or with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Delegate reasonably determines that it will not provide delegation services. In the event that the Delegate determines that it will provide delegation services in such country or with such Eligible Foreign Custodian, the Custodian will comply with the provisions otherwise set forth in this Delegation Agreement. In the event that the Delegate reasonably determines that it will not provide delegation services in such country or with such Eligible Foreign Custodian, the
Custodian and Delegate shall be entitled to rely on any such instruction as a Special Instruction and shall have no duties or liabilities under this Delegation Agreement with respect to such arrangement save those that it

7

may undertake specifically
in writing with respect to each particular instance; provided that this Delegation Agreement and the Custodian Agreement shall not constitute the Custodian or the Delegate as the exclusive delegate of any of the Funds for purposes of Rule 17f-5 and, particularly where Custodian does not agree to provide fully the services under this Delegation Agreement and the Custody Agreement to a Fund
with respect to a particular country, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

8.
Standard of Care. In carrying out its duties under this Delegation Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Funds' Assets would exercise. In addition, the Custodian will enter into a written agreement with the Delegate providing that, in carrying out its duties under its agreement with the Custodian, the Delegate will exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping of the Funds' Assets would exercise.

9.
Liability of the Custodian for Actions of Other Persons. The Custodian shall be liable for the actions or omissions of the Delegate or any Eligible Foreign Custodian as set forth in the Custody Agreement between the Custodian and the Funds, except as provided in Section 7 hereunder.

10.
Representations. The Custodian hereby represents and warrants that it is a U.S. Bank and that this Delegation Agreement has been duly authorized, executed and delivered by the Custodian and is a legal, valid and binding agreement of the Custodian enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by

8

equitable
principles. The Custodian will enter into an agreement with the Delegate in which the Delegate will represent and warrant that it is a U.S. Bank and that the agreement between the Custodian and the Delegate has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles.

Each
Fund hereby represents and warrants that its Board has determined that it is reasonable to rely on the Custodian to direct the
Delegate to perform the delegated responsibilities provided for herein and that this Delegation Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles.

11.
Effectiveness; termination. This Delegation Agreement shall be effective as of ------'·
2006. This Delegation Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 60th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation
Agreement shall be deemed to have been terminated concurrently with the termination of the Custody Agreement. The Custodian shall terminate its agreement with the Delegate pursuant to tins Delegation Agreement concurrently with any termination of this Delegation Agreement.

9

12.
Notices. Notices and other communications under this Delegation Agreement are to be made in accordance with the arrangements designated for such purpose under the Custody Agreement unless otherwise indicated in a writing referencing this Delegation Agreement and executed by both parties.

13.
Definitions. Capitalized terms in this Delegation Agreement have the following meanings:

a.
Country Risk - shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and market factors affecting the acquisition, payment for or ownership of investments including (a) the prevalence of crime and corruption except for crime or corruption by the Eligible Foreign Custodian or its employees, directors or officers for which the liability of the Custodian, the Delegate or the Approved Foreign Custody
Manager is not predicated upon recovery of such damages from the Eligible Foreign Custodian as set forth in the Global Custody
Network Listing, (b) the inaccuracy or unreliability of business and financial information (unrelated to the Custodian's duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed upon it by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d)
custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible Securities Depository, it being understood that this provision shall not excuse the Custodian's performance under the express terms of this Agreement and its liability therefore, (f) the risk of the bankruptcy or insolvency of banking agents,

10

counterparties
to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of a Fund's Assets held in custody pursuant to the terms of the Custody Agreement; provided, however, that, in compliance with Rule 17f 5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular
Eligible Foreign Custodian of the Fund's Assets.

b.
Eligible Foreign Custodian shall have the meaning set forth in Rule 17f 5(a)(l) and shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

c.
Fund's Assets - shall mean any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

d.	Special Instructions - shall have the meaning set forth in the Custody
Agreement.

e.
Eligible Securities Depository - shall have the meaning for an "Eligible Securities Depository" as set forth in
Rule 17f-7.

f. Sovereign
Risk - shall mean, in respect of any jurisdiction, including the United States of America, where investments are acquired or held hereunder or under the Custody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control

11

restrictions by any governmental
authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law, or (g) any other economic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Delegation Agreement or the Custody Agreement.

g.
U. S. Bank- shall have the meaning set forth in Rule 17f-5(a)(7) under the 1940 Act.

14.
Governing Law and Jurisdiction. This Delegation Agreement shall be construed in accordance with the laws of the State of Missouri. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of Missouri.

15.
Fees. The Custodian shall perform its functions under this Delegation Agreement for the compensation determined under the
Custody Agreement. Neither the Custodian nor the Delegate shall receive separate compensation from a Fund for the performance of the duties and services set forth in this Delegation Agreement.

16.
Integration. This Delegation Agreement supplements and/or amends the Custody Agreement with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties; provided that, in the event that there are any inconsistencies between the Delegation Agreement and the

12

Custody
Agreement, the provisions of the Delegation Agreement shall govern for the purpose of compliance with Rule 17f-5. The terms of the Custody Agreement shall apply generally as to matters not expressly covered in this Delegation
Agreement. including dealings with the Eligible Foreign Custodians in the power of discharge of the Custodian's obligations under the Custody Agreement, and the Custodian’s obligation to indemnify the Funds as set forth in the Custody Agreement and the Funds' obligation to indemnify the Custodian as set forth in the Custody Agreement, the terms of which are incorporated herein by reference.

IN WITNESS WHEREOF, each
of the parties hereto has caused this Delegation Agreement to be duly executed.

Cheswold Lane Funds

UMB Bank, n.a.

/s/ Matthew H. Taylor

/s/ Bonnie L. Johnson

Name: Matthew H. Taylor

Name: Bonnie L. Johnson

Title: Treasurer

Title: Vice President

Effective Date: June 15, 2006

13

APPENDIX

CHESWOLD LANE INTERNATIONAL
HIGH DIVIDEND FUND

14